Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-199720, 333-161019, 333-153763, 333-129854, 333-76692, 333-76690, 333-76688, 333-41394, and 333-32854) and on Form S-3 (Nos. 333-199639, 333-200637 and, as amended, Nos. 333-48314 and 333-177495) of eGain Corporation of our report dated September 26, 2017 relating to the consolidated financial statements and financial statement schedule which appears in this Annual Report on Form 10-K.

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/s/ BPM LLP
San Jose, California
September 26, 2017